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                                                                    EXHIBIT 23.1

                           BENTON OIL AND GAS COMPANY

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-49114, 333-19679, and 333-94823), Form S-3 (Registration Nos. 333-00135 and 333-17231) and Form S-4 (Registration Nos. 14291, 333-42139 and 333-06125) of Benton Oil and Gas Company of our report dated March 28, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

                                          PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 28, 2002